                                                                    EXHIBIT 4.1
                                  $446,000,000

                               AMH HOLDINGS, INC.

                     11 1/4% Senior Discount Notes Due 2014


                          REGISTRATION RIGHTS AGREEMENT


                                                                  March 4, 2004

UBS Securities LLC
299 Park Avenue
New York, NY 10171

Dear Sirs:

          AMH Holdings, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to UBS Securities LLC (the "Initial Purchaser"), upon the terms set forth in a purchase agreement dated as of February 27, 2004 (the "Purchase Agreement"), $446,000,000 aggregate principal amount at maturity of its 11 1/4% Senior Discount Notes Due 2014 (the "Initial Notes"). The Initial Notes will be issued pursuant to an Indenture, dated as of March 4, 2004 (the "Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Trustee"). The execution and delivery of this Agreement is a condition to the Initial Purchaser's obligation to purchase the Initial Notes under the Purchase Agreement.

          As an inducement to the Initial Purchaser to enter into the Purchase Agreement, the Company agrees with the Initial Purchaser, for the benefit of the Initial Purchaser and the subsequent holders of the Notes (as defined below) (collectively the "Holders"), as follows:

          1. Registered Exchange Offer. Unless not permitted by applicable law, the Company shall prepare and, not later than 90 days (such 90th day being a "Filing Deadline") after the Closing Date (as defined in the Purchase Agreement), file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the Holders of Transfer Restricted Notes (as defined in Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount at maturity of debt securities of the Company issued under the Indenture, identical in all material respects to the Initial Notes and registered under the Securities Act, except for provisions relating to transfer restrictions and Additional Interest (as defined below) (the "Exchange Notes"). The Company shall use its reasonable best efforts to (i) cause such Exchange Offer Registration Statement to become effective under the Securities Act within 210 days after the Closing Date (such 210 day being an "Effectiveness Deadline") and (ii) keep the Exchange Offer Registration Statement effective for not less than 40 days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period").

          If the Company commences the Registered Exchange Offer, the Company will be required to consummate the Registered Exchange Offer no later than 40 days after the date on which the Exchange Offer Registration Statement is declared effective (such 40th day being the "Consummation Deadline").

          Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly as practicable commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Notes electing to exchange the Initial Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

          The Company acknowledges that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Initial Notes, acquired for its own account as a result of market making activities or other trading activities, for Exchange Notes (an "Exchanging Dealer"), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and (c) Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) the Initial Purchaser that elects to sell Exchange Notes and Private Exchange Notes (as defined below) acquired in exchange for Initial Notes constituting any portion of an unsold allotment, is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale. Clauses (i) and (ii) above shall also contain all other information with respect to such sales as the Commission may require in order to permit such sale pursuant thereto.

          The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or the Initial Purchaser, such period shall be the lesser of 90 days after the consummation of the Registered Exchange Offer and the date on which the Company has received notice from the Initial Purchaser that all Exchanging Dealers and the Initial Purchaser have sold all Exchange Notes held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer, at such broker-dealer's request, for use in connection with any resale of any Exchange Notes for a period not less than the period set forth in clause (i) of this paragraph.

          If, upon consummation of the Registered Exchange Offer, the Initial Purchaser holds Initial Notes acquired by it as part of its initial distribution, the Company, simultaneously with the delivery of the Exchange Notes pursuant to the Registered Exchange Offer, shall issue and deliver to the Initial Purchaser upon the written request of the Initial Purchaser, in exchange (the "Private Exchange") for the Initial Notes held by the Initial Purchaser, a like principal amount at maturity of debt securities of the Company issued under the Indenture and identical in all material respects to the Initial Notes except for provisions relating to transfer restrictions and Additional Interest (the "Private Exchange Notes"). The Company shall use its reasonable best efforts to cause the Private Exchange Notes to bear the same CUSIP number as the Exchange Notes. The Private Exchange Notes, however, will carry a restrictive legend. The Initial Notes, the Exchange Notes and the Private Exchange Notes are herein collectively called the "Notes".

          In connection with the Registered Exchange Offer, the Company shall:

               (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents, if any;

               (b) keep the Registered Exchange Offer open for not less than 30 business days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

               (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

               (d) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

               (e) otherwise comply with all applicable laws.

          As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:

               (x) accept for exchange all the Notes validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

               (y) deliver to the Trustee for cancellation all the Initial Notes so accepted for exchange; and

               (z) cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount at maturity to the Initial Notes of such Holder so accepted for exchange.

          The Indenture will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture (although the Private Exchange Notes will bear a restrictive legend) and that all the Notes will vote and consent together on all matters as one class and that none of the Notes will have the right to vote or consent as a class separate from one another on any matter.

          Interest on each Exchange Note and Private Exchange Note issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue in the form of an increase in the Accreted Value (as defined in the Indenture) from the Closing Date until March 1, 2009. Thereafter, cash interest will accrue on such Exchange Note and Private Exchange Note from the last interest payment date on which cash interest was paid on the Initial Notes surrendered in exchange therefor or, if no cash interest has been paid on the Initial Notes, from March 1, 2009.

          Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company, in writing (which may be contained in the Letter of Transmittal contemplated by the Registered Exchange Offer), that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery re-quirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such Holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

          Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies as to form in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          If following the date hereof there has been announced a change in Commission policy with respect to exchange offers that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Registered Exchange Offer is permitted by applicable federal law, the Company will seek a no-action letter or other favorable decision from the Commission allowing the Company to consummate the Registered Exchange Offer. The Company will pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable actions to effect a change in Commission policy. In connection with the foregoing, the Company will take all such other commercially reasonable actions as may be reasonably requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (i) participating in telephonic conferences with the Commission, (ii) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that the Registered Exchange Offer should be permitted and (iii) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

          2. Shelf Registration. If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect a Registered Exchange Offer, as contemplated by
Section 1 hereof, (ii) the Registered Exchange Offer is not consummated by the 220th day after the Closing Date, (iii) the Initial Purchaser so requests in writing, within 20 days after the consummation of the Registered Exchange Offer, with respect to the Initial Notes (or the Private Exchange Notes) not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer, such Holder does not receive registered Exchange Notes on the date of the exchange and any such Holder so requests in writing, within 20 days after the consummation of the Registered Exchange Offer, the Company shall take the following actions (the date on which any of the conditions described in the foregoing clauses (i) through (iv) occur, including in the case of clauses (iii) or (iv) the receipt of the required notice, being a "Trigger Date"):

               (a) The Company shall promptly (but in no event more than 60 days after the Trigger Date (such 60th day being a "Filing Deadline")) file with the Commission and thereafter use its reasonable best efforts to cause to be declared effective no later than 180 days after the Trigger Date (such 180th day being an "Effectiveness Deadline") a registration statement (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Notes by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however that no Holder (other than the Initial Purchaser) shall be entitled to have the Notes held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

               (b) The Company shall use its best reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Notes, for a period of two years (or for such longer period if extended pursuant to Section 3(j) below) from the date of its effectiveness or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless (i) such action is required by applicable law or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable.

               (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3. Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

               (a) The Company shall (i) furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that the Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Company shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser reasonably may propose; (ii) include the information substantially in the form set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by the Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchaser, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Exchange Notes received by such broker-dealer in the Registered Exchange Offer

          (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchaser based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Notes pursuant to the Shelf Registration Statement as selling securityholders (provided all such requesting Holders have provided the Company with all required information). Such Holders must furnish to the Company in writing, within 10 days after receipt of a request therefor, such information and any other information the Company may reasonably request for use in connection with any Shelf Registration Statement or prospectus or preliminary prospectus included therein. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

               (b) The Company shall give written notice to the Initial Purchaser, the Holders of the Notes and any Participating Broker-Dealer that has provided the Company in writing a telephone or facsimile number or an address for notice to be sent to such Participating Broker Dealer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                    (i) when the Registration Statement or any post-effective
               amendment thereto has become effective;

                    (ii) of any request by the Commission for post-effective
               amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

                    (iii) of the issuance by the Commission of any stop order
               suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                    (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                    (v) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

          (c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

          (d) The Company shall furnish to each Holder of Notes included within the coverage of the Shelf Registration, upon request without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto (but in no event including supplements except as provided in paragraph (g) below), including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

          (e) The Company shall deliver to each Exchanging Dealer and the Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registra-tion Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Initial Purchaser or any such Holder requests, all exhibits thereto (including those if any, incorporated by reference).

          (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Notes included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Notes in connection with the offering and sale of the Exchange Notes and Private Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

          (g) The Company shall deliver to the Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by the Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

          (h) Prior to any public offering of the Notes pursuant to any Registration Statement the Company shall use its reasonable best efforts to register or qualify or cooperate with the Holders of the Notes included therein and their respective counsel in connection with the registration or qualification of the Notes for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Notes reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Notes covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject or (iii) make any change to the Company's charter documents, by-laws or similar organizational documents or any agreement between the Company and its stockholders.

          (i) The Company shall cooperate with the Holders of the Notes to facilitate the timely preparation and delivery of certificates representing the Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Notes pursuant to such Registration Statement.

          (j) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Notes or purchasers of Notes, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchaser, the Holders of the Notes and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to sus-pend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchaser, the Holders of the Notes and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchaser, the Holders of the Notes and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j). Furthermore, the Company may allow the Registration Statement and the related prospectus to cease to become effective and usable if the Company is in possession of material non-public information relating to a proposed financial, recapitalization, acquisition, disposition, business combination or other material transaction involving the Company or its subsidiaries which the board of directors of the Company determines in good faith would require disclosure in the Registration Statement by the Company of such material non-public information for which the Company has a bona fide business purpose for not disclosing and disclosure of such information is not otherwise required by law; provided (i) that the Company notifies the holders within two business days after such board of directors makes such decision (a "Transaction-Related Suspension Notice") and (ii) that number of days during which such Registration Statement was not effective or usable pursuant to the foregoing provisions shall last no longer than 60 days in any 12-month period. The time period regarding the effectiveness of such Registration Statement set forth in Sections 1, 2 or 3 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Transaction Related Suspension to the date such Holder is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus. During any such Transaction Related Suspension, no Additional Interest shall accrue or otherwise be payable to the Holders.

          (k) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Initial Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and provide the applicable trustee with printed certificates for the Initial Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.

          (l) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

          (m) The Company shall use its reasonable best efforts to cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

          (n) The Company may require each Holder of Notes to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Notes as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Notes of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request. Such Holders must furnish to the Company in writing, within 10 days after written receipt of a request therefor, such information and any other information the Company may reasonably request for use in connection with any Shelf Registration Statement or prospectus or preliminary prospectus included therein. No Holder of Transfer Restricted Notes shall be entitled to Additional Interest pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

          (o) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Notes shall reasonably request in order to facilitate the disposition of the Notes pursuant to any Shelf Registration.

          (p) In the case of any Shelf Registration, the Company shall (i) make reasonably available for inspection by the Holders of the Notes, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Notes or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Notes or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchaser by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof. Any such access granted to the inspectors under this Section 3(p) shall be subject to the prior receipt by the Company of written undertakings to preserve the confidentiality of any information deemed by the Company to be confidential, in form and substance reasonably satisfactory to the Company. Records that the Company determines, in good faith, to be confidential and any records that it notifies the inspectors are confidential shall not be disclosed by the inspectors unless (i) the Company in its sole discretion based on advice of counsel determines the disclosure of such records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such records in ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly involving such inspector and arising out of, based upon, relating to or involving this Agreement or any transactions contemplated hereby or arising hereunder or (iv) the information in such records has been made generally available to the public. Each selling Holder of such Transfer Restricted Notes will be required to further agree that it will, upon learning that disclosure of such records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the records deemed confidential. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public.

          (q) In the case of any underwritten Shelf Registration, the Company, if requested by any Holder of Notes covered thereby, shall cause (which may be its internal counsel) (i) its counsel to deliver an opinion and updates thereof relating to the Notes in customary form addressed to such Holders and the managing underwriters thereof, if any, and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(o) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Notes; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Notes, or any agreement of the type referred to in Section 3(o) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, a statement that no facts have come to the attention of such counsel that would cause it to believe that such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and any documents incorporated by reference therein (except for the financial statements, financial schedules and notes thereto and any other financially derived statistics included therein or omitted therefrom, as to which such counsel need not express a view) contained an untrue statement of a material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act) (in each case subject to customary qualifications and exemptions); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by any underwriters of the applicable Notes and (iii) its independent public accountants to provide to the selling Holders of the applicable Notes and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

          (r) In the case of the Registered Exchange Offer, if requested by the Initial Purchaser or any known Participating Broker-Dealer, the Company shall cause (i) its counsel to deliver to the Initial Purchaser or such Participating Broker-Dealer a signed opinion in the form set forth in
     Section 6(c) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Registration Statement and (ii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Registration Statement to deliver to the Initial Purchaser or such Participating Broker-Dealer a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Section 6(a) of the Purchase Agreement, with appropriate date changes.

          (s) If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or caused to be marked, on the Initial Notes so exchanged that such Initial Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall the Initial Notes be marked as paid or otherwise satisfied.

          (t) The Company will use its reasonable best efforts to (a) if the Initial Notes have been rated prior to the initial sale of such Initial Notes, confirm such ratings will apply to the Notes covered by a Registration Statement, or (b) if the Initial Notes were not previously rated, cause the Notes covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by

     Holders of a majority in aggregate principal amount at maturity of Notes covered by such Registration Statement, or by the managing underwriters, if any.

          (u) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Notes or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Notes or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Notes, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Notes, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

          4. Registration Expenses. (a) Except as set forth in Section 4(b) below, all expenses incident to the Company's performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation;

          (i) all registration and filing fees and expenses;

          (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

          (iii) all expenses of printing (including printing certificates for the Notes to be issued in the Registered Exchange Offer and the Private Exchange and printing of prospectuses contained in the Registration Statement), messenger and delivery services and telephone;

          (iv) all fees and disbursements of counsel for the Company;

          (v) all application and filing fees in connection with listing the Exchange Notes on a national Notes exchange or automated quotation system pursuant to the requirements hereof; and

          (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

          (b) Each Holder of Notes shall pay all underwriting discounts and commissions, if any, and the fees of any counsel retained by or on behalf of the underwriters, and transfer taxes, if any, related to the sale or disposition of such Holder's Notes pursuant to any Shelf Registration Statement.

          (c) In connection with any Registration Statement required by this Agreement, the Company will reimburse the Initial Purchaser and the Holders of Transfer Restricted Notes (as defined below) who are tender-ing Initial Notes in the Registered Exchange Offer and/or selling or reselling Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Cahill Gordon & Reindel LLP, unless another firm shall be chosen by the Holders of a majority in principal amount at maturity of the Transfer Restricted Notes for whose benefit such Registration Statement is being prepared.

          5. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder of the Notes, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Notes) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned, to the extent that a prospectus (as amended or supplemented at the time of sale) relating to such Notes was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Notes to such person, a copy of the final prospectus (as amended or supplemented at the time of sale) if the Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Notes if requested by such Holders in connection with any Registration Statement involving an underwritten public offering.

          (b) Each Holder of the Notes, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending or appearing in any judicial or extra-judicial proceeding, in any capacity, including but not limited to, defendant, co-defendant, third-party defendant or witness in connection with any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

          (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above except to the extent that the indemnifying party has become materially prejudiced (through forfeiture of substantive rights or defenses) by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this
Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Notes, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemni-fied party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section (d), the Holders of the Notes shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Notes pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

          (e) The agreements contained in this Section 5 shall survive the sale of the Notes pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

          6. Additional Interest Under Certain Circumstances. (a) Additional interest (the "Additional Interest") with respect to the Notes shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iv) below being herein called a "Registration Default"):

          (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline;

          (ii) any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the applicable Effectiveness Deadline;

          (iii) the Registered Exchange Offer has not been consummated on or prior to the Consummation Deadline; or

          (iv) any Registration Statement required by this Agreement has been declared effective by the Commission but (A) such Registration Statement thereafter ceases to be effective or (B) such Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Notes during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder without being succeeded immediately by a supplement or a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

          Additional Interest shall accrue on the Notes over and above the interest set forth in the title of the Notes from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum (the "Additional Interest

Rate") for the first 90-day period immediately following the occurrence of such Registration Default. The Additional Interest Rate shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum Additional Interest Rate of 1.0% per annum.

          (b) A Registration Default referred to in Section 6(a)(iv) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured or until the Company is no longer required pursuant to this Agreement to keep such Registration Statement or related prospectus usable. When any Registration Default is cured, the Additional Interest on such Transfer Restricted Note shall reset to the Additional Interest, if any, incurred prior to such Registration Default.

          (c) All Additional Interest that accrues on the Notes prior to March 1, 2009 shall be added to the Accreted Value of each Note, and all Additional Interest that accrues thereafter shall be payable pursuant to Section 6(a) in cash to Holders of the Notes on the regular interest payment dates with respect to the Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the Accreted Value (as defined in the Indenture) of the Notes and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

          (d) "Transfer Restricted Notes" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Note in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

          7. Rules 144 and 144A. The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Notes, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A under the Securities Act. The Company covenants that it will take such further action as any Holder of Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Initial Notes identified to the Company by the Initial Purchaser upon request. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

          8. Underwritten Registrations. If any of the Transfer Restricted Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount at maturity of such Transfer Restricted Notes to be included in such offering and shall be reasonably acceptable to the Company.

          No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          9. Miscellaneous. (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 1 and 2 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 1 and 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's Notes under any agreement in effect on the date hereof.

          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount at maturity of the Notes affected by such amendment, modification, supplement, waiver or consents. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Notes are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Notes are not being tendered pursuant to such Registered Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount at maturity of Transfer Restricted Notes subject to such Exchange Offer.

        (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

               (1) if to a Holder of the Notes, at the most current address given by such Holder to the Company.

               (2) if to the Initial Purchaser;

                   UBS Securities LLC
                   677 Washington Boulevard
                   Stamford, CT  06901
                   Fax Number:  (203) 719-1075
                   Attention:  High Yield Syndicate Department/Legal Department

                                      -17-
                   with a copy to:

                   Cahill Gordon & Reindel LLP
                   Eighty Pine Street
                   New York, NY  10005
                   Fax No.:  (212) 269-5420
                   Attention:  Luis R. Penalver, Esq.

               (3) if to the Issuer, at its address as follows:

                   AMH Holdings, Inc.
                   c/o Associated Materials Incorporated
                   3773 State Road
                   Cuyahoga Falls, Ohio  44223
                   Fax No.:  (330) 922-2312
                   Attention:  D. Keith LaVanway

                   with a copy to:

                   White & Case LLP
                   1155 Avenue of the Americas
                   New York, NY  10010
                   Fax No.:  (212) 354-8113
                   Attention:  Jonathan Kahn, Esq.

                    All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

               (e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

               (f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

               (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

               (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               (k) Notes Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount at maturity of Notes is required hereunder, Notes held by the Company or its affiliates (other than subsequent Holders of Notes if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

               (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Notes. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               (m) Submission to Jurisdiction. By the execution and delivery of this Agreement, the Company submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.




            [the remainder of this page is intentionally left blank]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchaser and the Company in accordance with its terms.


                                Very truly yours,

                                AMH HOLDINGS, INC.



                                 By:           /s/ D. Keith LaVanway
                                      -----------------------------------------
                                      Name:  D. Keith LaVanway
                                      Title: Vice President-Finance, Assistant
                                             Treasurer and Assistant Secretary


The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

By:  UBS SECURITIES LLC



By:             /s/ James Gray
       ----------------------------------------------
       Name:    James Gray
       Title:   Executive Director



By:             /s/ Thomas Ritchie
       ----------------------------------------------
       Name:    Thomas Ritchie
       Title:   Assistant Director

                                                                        ANNEX A


          Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of up to 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                        ANNEX B


          Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                                                        ANNEX C


                              PLAN OF DISTRIBUTION


          Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of up to 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , 200 , all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.1

          The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

          For a period of up to 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

_______________________________
1 In addition, the legend required by Item 502(e) of Regulation S-K will appear on the inside front cover page of the Exchange Offer prospectus.

                                                                        ANNEX D


[ ] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

         Name:
              ------------------------------------------------
         Address:
                 ---------------------------------------------

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.